Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issuance: June 17, 2025

WARRANT TO PURCHASE

SHARES OF STOCK OF

EYENOVIA, INC., a Delaware corporation

(Void after June 17, 2030)

This certifies that [________],or permitted assigns (“Holder”), for value received, is entitled to purchase from EYENOVIA, INC., a Delaware corporation (“Company”), [_______] shares of fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for cash, at a purchase price per share equal to $4.00 (the “Stock Purchase Price”). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below, and this Warrant shall be deemed to have been exercised in full on such basis on the Expiration Date (hereinafter defined), to the extent not fully exercised prior to such date. This Warrant is issued in connection with that certain Loan and Security Agreement and Supplement thereto, both of even date herewith (as amended, restated and supplemented from time to time, the “Loan Agreement” and the “Supplement”, respectively), between Company, as borrower, and Holder, as lender (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement and the Supplement, unless the context would otherwise require.

This Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on June 17, 2030 (the “Expiration Date”), upon delivery of the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.             Exercise; Issuance of Certificates; Payment for Shares; Beneficial Ownership Limitation.

(a)                 Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, the shares of Common Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, a purchase of less than all the shares which may be purchased under this Warrant shall have the effect of lowering the outstanding number of shares of Common Stock purchasable hereunder in an amount equal to the applicable number of shares so purchased. The Holder and the Company shall maintain records showing the number of shares of Common Stock purchased hereunder and the date of such purchases. The shares of Common Stock so delivered shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)                Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Common Stock computed using the following formula:

Where:	X	=	the number of shares of Common Stock to be issued to Holder.

	Y	=	the number of shares of Common Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

	A	=	the closing price of the Common Stock on the last trading day prior to exercise of this Warrant.

	B	=	the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed Form of Subscription to Company via e-mail or facsimile. Notwithstanding anything to the contrary contained in this Warrant, if as of the close of business on the last business day preceding the Expiration Date this Warrant remains unexercised as to all or a portion of the shares of Common Stock purchasable hereunder, then effective at 9:00 a.m. (Pacific time) on the Expiration Date, Holder shall be deemed, automatically and without need for notice to Company, to have elected to exercise this Warrant in full pursuant to the provisions of this Section 1(b), and upon surrender of this Warrant shall be entitled to receive that number of shares of Common Stock computed using the above formula, provided that the application of such formula as of the Expiration Date yields a positive number for “X”.

(c)                 Notwithstanding anything provided herein to the contrary, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Form of Subscription, the Holder (together with the Holder’s affiliates, and any other persons or entities acting as a group together with the Holder or any of the Holder’s affiliates (such persons or entities, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of Company (including for purposes of this paragraph, without limitation, any convertible notes, convertible stock, warrants, convertible loans or similar instruments) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Form of Subscription shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by Company or (C) a more recent written notice by Company or Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Company shall within one trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(c), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. Notwithstanding anything herein to the contrary, the provisions of this paragraph shall not be amended (the “Amendment Prohibition”) unless the stockholders of the Company approve a resolution to eliminate the Amendment Prohibition. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2.             Limitation on Transfer.

(a)                 This Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). Each holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Notwithstanding the foregoing and any other provision of this Section 2 but subject to the last sentence of Section 2(c) and subject to compliance with any applicable securities laws, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the shares, if any) at any time to any affiliate of Lender under the Loan Agreement, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable).

(b)                Each share of Common Stock issued upon exercise of this Warrant and any other securities issued in respect of such Common Stock issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) contain a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c)                 Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to Company and agrees (by acceptance of such transfer) that it will not transfer this Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) Company receives an opinion of counsel, reasonably satisfactory to Company, that an exemption from such registration is available or (iv) the Company otherwise satisfies itself that such transaction is exempt from registration. Notwithstanding the foregoing or any other provision of this Section 2, Holder shall not transfer this Warrant (or securities issuable upon exercise hereof, or securities issuable, directly or indirectly, upon conversion of such securities, if any) to any competitor of Company, as determined in good faith by the Board, without the prior written consent of Company.

3.             Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”) or (ii) if the par value per share of the Common Stock would exceed the Stock Purchase Price.

4.             Adjustment of Stock Purchase Price and Number of Shares.

4.1                Stock Dividends and Splits. If Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of Company, then in each case the Stock Purchase Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Stock Purchase Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4.2                If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any subsidiary of Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for share of Common Stock that would have been issuable upon such exercise of this Warrant immediately prior to the occurrence of such Fundamental Transaction, at the option of Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Stock Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Warrant among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4.2 pursuant to written agreements in form and substance reasonably satisfactory to and approved by Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of Holder, deliver to Holder a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and, if required to effectuate the Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, Holder shall be entitled to the benefits of the provisions of this Section 4.2 whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

4.3                Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof to Holder pursuant to Section 12. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by an authorized officer of the Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.4                Other Notices. If at any time:

(a)                 Company shall declare any cash dividend upon its Common Stock;

(b)                Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

(c)                 Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(d)                there shall be any capital reorganization or reclassification of the capital stock of Company, or consolidation or merger of Company with, or sale of all or substantially all of its assets to, another entity;

(e)                 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)                  Company shall take or propose to take any other action, notice of which is actually provided to holders of the Common Stock;

then, in any one or more of said cases, Company shall give Holder, pursuant to Section 11, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.5                Certain Events. If any change in the outstanding Common Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board may, in its sole discretion, make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give Holder of this Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.             Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to Holder of this Warrant for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

6.             Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.             No Voting Rights; No Obligation to Settle in Cash; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. No dividends or interest shall be payable in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 1(b), in no event shall Company be required to net cash settle an exercise of this Warrant. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.             Amendment of Charter. Unless Holder consents thereto in writing, Company shall not amend its Charter prior to the exercise of this Warrant if the Common Stock would be adversely affected by such amendment in a manner that would be more adverse to Holder with respect to the shares of Common Stock issuable upon the exercise of this Warrant than, and substantially dissimilar to, such amendment’s effect on the other holders of the same class or series of Common Stock.

9.             Registration Rights. The Holder shall have the right to include the Warrant Shares as part of any other registration of securities filed by the Company; provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Shares which may be included in a registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Warrant Shares with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Warrant Shares shall be made pro rata among the holders seeking to include registrable securities in proportion to the number of registrable securities sought to be included by such holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Warrant Shares.

Company shall bear all fees and expenses attendant to registering the Warrant Shares pursuant to this Section 9. In the event of such a proposed registration, Company shall furnish the then with not less than thirty (30) days’ written notice prior to the proposed date of filing of such registration statement. Such notice shall continue to be given for each registration statement filed by Company until such time as all of the Warrant Shares have been sold by Holder. Holder shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of Company’s notice of its intention to file a registration statement. There shall be no limit on the number of times Holder may request registration under this Section 9.

10.           Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, contained in Sections 6, 8, 9 and 18 shall survive the exercise of this Warrant.

11.           Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.           Notices. Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant (or at such other location as Company may advise Holder in writing).

13.           Survival of Certain Obligations. All of the obligations of Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of and be binding upon the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights.

14.           Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

15.           Lost Warrants or Stock Certificates. Company agrees that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.           Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17.           Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1             Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

17.2             Investment. It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3             Rule 144. It acknowledges that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4             Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5             Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.           Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1             Corporate Power. Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2             Authorization. All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken. This Warrant is a valid and binding obligation of Company, enforceable in accordance with its terms.

18.3             Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 16 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Common Stock upon exercise of this Warrant will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4             Listing; Stock Issuance. Company shall use its commercially reasonable efforts to secure and maintain the listing of the Common Stock or other securities issuable upon exercise of this Warrant, upon each securities exchange or over-the-counter market upon which securities of the same class or series issued by Company are listed, if any. Upon exercise of this Warrant, Company will use commercially reasonable efforts to cause the issuance of the shares of Common Stock purchased pursuant to the exercise to be issued in book-entry form in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

18.5             Charter Documents. Company has provided Holder with true and complete copies of Company’s Charter, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6             Financial and Other Reports. Subject to applicable securities laws, until the earliest of (a) the Expiration Date, (b) the full exercise of this Warrant and (c) the date that the Commitments (as defined in the Loan Agreement) have terminated and the Obligations (as defined in the Loan Agreement) are repaid in full, Company agrees to provide Holder at any time and from time to time with such information that is in the Company’s possession as Holder may reasonably request for purposes of Holder’s compliance (as determined by Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to Holder under law (e.g., Fair Value Accounting Standard 157). Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 19.6 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement, such financial information is publicly available through the Company’s periodic reports filings, or produce any information not already in the Company’s possession. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 19.6 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement.

19.           Counterparts; Facsimile; Electronic Signatures. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. Holder’s execution and delivery of Holder’s counterpart signature page to this Warrant via facsimile or electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute Holder’s effective execution and delivery of this Warrant and agreement to and acceptance of the terms hereof for all purposes.

[Remainder of this page intentionally left blank; signature page follows]

[Signature Page to Warrant]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

EYENOVIA, INC.

By:
Name:	Michael M. Rowe
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

HOLDER:

By:
Its:

By:
Name:
Title:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: _____________________________

☐	The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) ________________ (_____) shares[1] (the “Shares”) of Common Stock of Eyenovia, Inc. (“Company”) and herewith makes payment of _____________ Dollars ($________) therefor, and requests that such shares be issued in the name of, and delivered to, _________, whose address is ___________.

☐	The undersigned hereby elects to convert ______ percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated
Holder:
By:
Its:

(Address)

1 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated
Holder:
By:
Its:

EXHIBIT “A”

[On letterhead of Company]

Reference is hereby made to that certain Warrant dated June 17, 2025 issued by EYENOVIA, INC., a Delaware corporation (the “Company”), to AVENUE VENTURE OPPORTUNITIES FUND, LP, a Delaware limited partnership (the “Holder”).

[IF APPLICABLE] The Warrant provides that the actual number and type of shares of Company's capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.2 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from Company __________________________, at the Holder’s option, either (i) (____________) fully paid and nonassessable shares of Company’s Common Stock at a price of _________________________ Dollars ($__________) per share or (ii) (____________) fully paid and nonassessable shares of Company’s Common Stock at a price of _________________________ Dollars ($__________) per share. The applicable Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this ___ day of ________________, 20___.

EYENOVIA, INC.

By:
Name:
Title: